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                                                                   EXHIBIT 99.2

WEDNESDAY APRIL 25, 2:11 AM EASTERN TIME
PRESS RELEASE

GALAXY AND MILLENNIUM GROUPS AGREE TO COMBINE EFFORTS TO PROVIDE VIDEO WATERMARKING SOLUTION FOR DIGITAL RECORDING/PLAYBACK DEVICES

DIGIMARC, HITACHI, MACROVISION, NEC, PHILIPS, PIONEER AND SONY FORM THE VWM
GROUP

SUNNYVALE, Calif.--(ENTERTAINMENT WIRE)--April 24, 2001-- Two groups of companies that were leading contenders for a next-generation digital video copy protection solution employing proprietary watermarking technologies announced today that they signed a binding Letter of Intent (LOI) to combine forces as the VWM Group (Video Watermarking). Video watermarking technology is generally regarded as an essential component in preventing unauthorized digital-to-digital copying, analog-to-digital copying, and in providing recording and playback control for the next generation of digital recording and playback devices. Watermarks require a "bilateral" copy control solution that involves embedding the invisible watermarks in film or video content and incorporating detector circuits in digital recorder and playback devices.

The seven members of the VWM Group include the former Galaxy companies -- Hitachi, NEC, Pioneer, and Sony -- and the former Millennium companies -- Digimarc, Macrovision (Nasdaq:MVSN - NEWS), and Philips. As part of the LOI, the VWM Group has selected Macrovision as its exclusive worldwide licensing agent for the entirety of the VWM technology. In this capacity Macrovision will be responsible for all marketing, licensing, technical support, certification, and license enforcement programs. The participating companies will contribute their respective technologies to a jointly developed solution, and will be licensing any necessary intellectual property rights for use by the VWM Group. The VWM Group anticipates receiving Department of Justice clearance on a customary business review letter.

Bill Krepick, Macrovision president and COO, indicated that, "The agreement was the culmination of over 12 months of intensive negotiations, due diligence, and engineering design efforts on the part of the seven companies. The combined engineering talent, intellectual property, product performance, marketing and support infrastructure of our seven companies is unparalleled in the field of video watermarking."

The VWM Group intends to offer a best-of-breed video watermarking solution in response to the May 2001 DVD Copy Control Association ("DVD CCA") request for bids. The DVD CCA is a multi-industry association comprised of licensees of the CSS technology (the encryption technology used for DVD movies and other content), including content owners, computer product implementers and consumer electronics product manufacturers. A prior DVD CCA bidding and evaluation process was suspended in January 2000. Both groups' watermarking solutions had been tested and deemed to have passed the evaluation criteria at that time by DVD CCA. The DVD CCA bid and evaluation process has been reactivated and is targeted for completion by September 2001.

During the previous DVD CCA evaluation process, both Millennium and Galaxy watermarking solutions were subjected to an extensive battery of tests for robustness (surviving multiple digital-to-analog and analog-to-digital conversions), security (resistance to hacking), transparency (invisibility in the original video), absence of false positives (detecting a watermark when none is actually present), and economic implementation (minimal impact of detector on cost of goods for hardware manufacturers). The new VWM solution has resulted from substantial additional testing and refinement to enhance the proven attributes of the Millennium and Galaxy technologies. The VWM solution will offer such additional features as extensibility to high definition TV and resistance to scaling or other video transforms.

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Macrovision Corporation (Nasdaq:MVSN - NEWS) is the exclusive licensing agent for the VWM Group's watermarking system and acting in such capacity all statements contained herein, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, constitute "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in the Company's Annual Report on Form 10-K for 1999, its Quarterly Reports on Form-10Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

CONTACT:

     Macrovision
     Ms. Miao Chuang, 408/743-8451
     mchuang@macrovision.com
       or
     Digimarc
     John Fread, 503/495-4557
     jfread@digimarc.com
       or
     Hitachi America, Ltd.
     Gerard Corbett, 650/244-7900
     Gerard.Corbett@hal.hitachi.com
       or
     NEC
     Hisashi Saito, 212/326-2504
     Hisashi.saito@necusa.com
       or
     Philips
     Simon Poulter, 408/617-5875
     simon.poulter@philips.com
       or
     Pioneer (USA)
     Ms. Amy Friend, 310/952-2507
     Pr-pioneer@pioneer-usa.com
       or
     Pioneer (Japan)
     Naoki Kazama, +81-3-3495-9903
       or
     Sony
     Yoshikazu Ochiai, +81-3-5448-2200
     ochi@ccom.sony.co.jp